UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2020

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514
(Address of principal executive offices) (Zip Code)
(516) 237-6000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

1-800-FLOWERS.COM, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 9, 2020.  The stockholders considered four proposals at the meeting, each of which is described in more detail in the Proxy Statement.  The matters voted upon at the meeting and the results of the votes are stated below.

1.	The following nominees for directors were elected to serve a one-year term expiring at the 2021 annual meeting of stockholders:

Nominee	For	Withheld	Broker Non-Votes
Geralyn R. Breig	303,795,557	52,486	3,676,187
Celia R. Brown	303,772,659	75,384	3,676,187
James A. Cannavino	302,774,975	1,073,068	3,676,187
Eugene F. DeMark	303,794,667	53,376	3,676,187
Leonard J. Elmore	301,770,992	2,077,051	3,676,187
Adam Hanft	303,794,545	53,498	3,676,187
Stephanie Redish Hofmann	303,795,056	52,987	3,676,187
Christopher G. McCann	303,723,751	124,292	3,676,187
James F. McCann	301,729,905	2,118,138	3,676,187
Katherine Oliver	303,654,759	193,284	3,676,187
Larry Zarin	302,776,255	1,071,788	3,676,187

2.	The stockholders ratified the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2021.

For	Against	Abstain	Broker Non-Votes
307,305,546	49,386	169,298	-

3.	The stockholders approved, on an advisory basis, the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
302,952,248	868,740	27,055	3,676,187

4.	The stockholders approved the 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020.

For	Against	Abstain	Broker Non-Votes
302,948,245	872,560	27,238	3,676,187

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer and Chief Financial Officer

Date:    December 10, 2020